Exhibit 99.2

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AES Corporation

2005 Financial Review and 2006 Outlook

April 6, 2006

9:00am EDT

[LOGO]

The Global Power Company

Safe Harbor Disclosure

Certain statements in the following presentation regarding AES’s business operations may constitute “forward looking statements.”  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience. For additional assumptions see the Appendix to this presentation. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

www.aes.com

Fourth Quarter and

Full Year 2005 Highlights

Contains Forward Looking Statements

2005 was a record year for:

•                  Revenues

•                  Net cash from operating activities

•                  Free cash flow(1)

Revenues exceed $11 billion for the first time

Fourth quarter and full-year earnings benefit from good operating results, favorable currencies and lower tax rate

2008 financial targets reaffirmed with cash flow target reintroduced(2):

•                  $1.03 to $1.34 diluted EPS from continuing operations(3)

•                  $3.5 billion gross margin

•                  11% ROIC(1)

•                  Net cash from operating activities $2.6 to $2.9 billion

2006 guidance consistent with 2008 targets

(1)          Non-GAAP financial measure. See Appendix.

(2)          Guidance includes growth projects committed to in 2004 and prior years.

(3)          Based on 13-19% per year growth in diluted EPS from continuing operations from $0.56 per share 2003 base (pre-restatement). Implied range of 2008 EPS forecasts of $1.03 to $1.34 in 2008 is unchanged based on restated 2003 diluted EPS from continuing operations. See Appendix.

2006 Guidance Elements:

2005-2006 EPS Bridge

Contains Forward Looking Statements

[CHART]

(1)          Non-GAAP measure. See Appendix.

2006 Guidance Elements:

Income Statement

Contains Forward Looking Statements

Guidance Element	2006 Guidance

Revenue Growth (% change)	4 to 5%

Gross Margin	$3.2 to $3.3 billion

Business Segment Income Before Tax & Minority Interest (Excludes Corporate Costs of $625 Million)	$2.3 billion
Allocated by Segment as % of Total
• Regulated Utilities	44%
• Contract Generation	38%
• Competitive Supply	18%

Diluted Earnings Per Share From Continuing Operations	$0.90

Adjusted Earnings Per Share Factors	$0.05

Adjusted Earnings Per Share(1)	$0.95

(1)          Non-GAAP measure. See Appendix.

2006 Guidance Elements:

Cash Flow and Sensitivities

Contains Forward Looking Statements

Guidance Element	2006 Guidance

Net Cash From Operating Activities	$2.2 to $2.3 billion

Maintenance Capital Expenditures	$800 to $900 million

Free Cash Flow(1)	$1.3 to $1.5 billion

Subsidiary Distributions(1)	$1.0 billion

Parent Investments and Capital Expenditures	$250 to $350 million

Foreign Currency Sensitivity (annual)	10% currency move = app. $0.07 /share

Interest Rate Sensitivity (annual)	1% rate move = app. $0.02 /share

Exchange Rate Assumptions (annual average)
• Brazil Real	2.23/$
• Venezuela Bolivar	2,388/$
• Argentina Peso	3.10/$

(1)          Non-GAAP measures. See Appendix.

(2)          Excludes other sources of funds. Total 2006 capital expenditures are estimated to be $1.7 – $1.8 billion, including certain growth projects not yet awarded.

2006 Guidance Elements:
Subsidiary Distributions

($ Millions)	Contains Forward Looking Statements

Expected 2006 Subsidiary Distributions(1)

	North America	Latin America	Europe, Middle East & Africa	Asia	Total

Regulated Utilities	$143	$134	$23	$—	$300

Contract Generation	$160	$60	$148	$32	$400

Competitive Supply	$224	$49	—	$27	$300

Total	$527	$243	$171	$59	$1,000

54% of distributions are expected to come from North American Regulated Utilities and Worldwide Contract Generation.

(1)          Non-GAAP measure. See Appendix.

Fourth Quarter and

Full Year 2005 Highlights

($ Millions Except Earnings Per Share and Percent)

	Fourth Quarter 2005	Fourth Quarter 2004(1)	% Change	2005	2004(1)	% Change

Revenues	$2,973	$2,523	18%	$11,086	$9,463	17%

Gross Margin	$929	$706	32%	$3,178	$2,782	14%

as % of Revenues	31.2%	28.0%	320b.p.	28.7%	29.4%	(70b.p. )

Income Before Income Taxes and Minority Interest (IBT&MI)	$411	$203	102%	$1,458	$822	77%

Diluted EPS from Continuing Operations	$0.27	$0.03	800%	$0.95	$0.41	132%

Adjusted EPS(2)	$0.28	$0.10	180%	$0.91	$0.59	54%

Return on Invested Capital (ROIC)(2)	11.3%	7.7%	360b.p

Revenue Comparison

Quarter-Over-Quarter (QOQ)

Volume/Price/Mix	11%

Currency	7%

Total	18%

Revenue Comparison

Year-Over-Year (YOY)

Volume/Price/Mix	10%

Currency	7%

Total	17%

(1)          Restated.

(2)          Non-GAAP measure. See page 9 and Appendix.

Reconciliation of Adjusted

Earnings Per Share

($ Per Share)

	Fourth Quarter 2005	Fourth Quarter 2004(1)	2005	2004(1)(2)

Diluted Earnings Per Share From Continuing Operations	$0.27	$0.03	$0.95	$0.41

FAS 133 Mark-to-Market (Gains)/Losses(2)	—	—	—	0.06

Currency Transaction (Gains)/Losses	0.01	0.01	(0.04)	0.06

Net Asset (Gains)/Losses and Impairments	—	0.05	—	0.05

Debt Retirement (Gains)/Losses	—	0.01	—	0.01

Adjusted Earnings Per Share(3)	$0.28	$0.10	$0.91	$0.59

(1)          Restated.

(2)          Includes Gener debt restructuring cost of $0.03 per share in the full year 2004 period.

(3)          Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associate with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction gains and losses on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

Fourth Quarter 2005

Cash Flow Highlights

($ Millions)

	Fourth Quarter 2005	Fourth Quarter 2004(2)	2005	2004(2)
Subsidiary-Only
Subsidiary Net Cash from Operating Activities(1)	$840	$616	$2,737	$2,159

Consolidated
Net Cash from Operating Activities	$699	$454	$2,165	$1,571

Free Cash Flow(1)	$577	$310	$1,534	$1,064

Parent-Only
Subsidiary Distributions(1)	$354	$277	$993	$1,004

Return of Capital from Subsidiaries(1)	$5	$3	$57	$127

Recourse Debt Repayment (Net)(3)	$2	$331	$259	$800

(1)          Non-GAAP measure. See Appendix.

(2)          Restated.

(3)          Includes payments for notes related to Directors’ and Officers’ Insurance.

Fourth Quarter and 2005

Subsidiary Distributions

($ Millions)

Fourth Quarter/ 2005 Subsidiary Distributions(1)

	North America	Latin America	Europe, Middle East & Africa	Asia	Total

Regulated Utilities	$54/208	$71/123	$27/28	$—/—	$152/359

Contract Generation	$54/234	$25/36	$38/158	$24/37	$141/465

Competitive Supply	$17/104	$28/47	$—/—	$16/18	$61/169

Total (1)	$125/546	$124/206	$65/186	$40/55	$354/993

55% of Fourth Quarter distributions and 68% of Full Year 2005 distributions were from North American Regulated Utilities and Worldwide Contract Generation.

(1)          Non-GAAP measure. See Appendix.

Fourth Quarter Segment Highlights

Regulated Utilities

($ Millions Except As Noted)

	Fourth Quarter 2005	Fourth Quarter 2004	% Change

Revenues	$1,537	$1,355	13%

Gross Margin	$416	$275	51%

as % of Sales	27.1%	20.3%	680 b.p.

IBT&MI	$275	$222	24%

Revenue Comparison (QOQ)	% Change

Volume/Price/Mix	1%

Currency (Net)	12%

Total	13%

Segment Highlights

•                  Revenues grew as a result of favorable currency effects in Brazil and higher tariffs in Brazil and Argentina.

•                  Gross margin and gross margin as a percent of sales increased due to revenue gains, favorable currency translation impacts and lower purchased electricity costs, offset by unfavorable fixed cost comparisons.

Fourth Quarter Segment Highlights

Contract Generation

($ Millions Except As Noted)

	Fourth Quarter 2005	Fourth Quarter 2004	% Change

Revenues	$1,118	$904	24%

Gross Margin	$405	$374	8%

as % of Sales	36.2%	41.4%	(520 b.p. )

IBT&MI	$236	$140	69%

Revenue Comparison (QOQ)	% Change

Volume/Price/Mix	23%

Currency (Net)	1%

Total	24%

Segment Highlights

•                  Revenues grew as a result of increased contract pricing and dispatch in Chile, higher contract pricing in the Dominican Republic and higher dispatch in China and Pakistan. These positive effects were partially offset by a scheduled contract price reduction at Shady Point and an outage at Thames in the U.S.

•                  Gross margin increased primarily as a result of higher revenues. The decline in gross margin percentage is driven by higher fuel costs throughout the businesses along with the contract reduction and outage in the U.S.

($ Millions Except As Noted)

Fourth Quarter Segment Highlights

Competitive Supply

	Fourth Quarter 2005	Fourth Quarter 2004	% Change

Revenues	$318	$264	20%

Gross Margin	$108	$57	89%

as % of Sales	34.0%	21.6%	1,240 b.p.

IBT&MI	$80	$13	515%

Revenue Comparison (QOQ)	% Change

Volume/Price/Mix	23%

Currency (Net)	(3)%

Total	20%

Segment Highlights

•                  Revenues grew as a result of higher prices in New York, Argentina and Panama, higher volume, and sales of excess allowances in New York.

•                  Gross margin increased primarily as a result of higher allowance sales and higher prices partially offset by higher fuel costs in New York.

Appendix

Parent Sources and Uses

of Cash

($ Millions)

	Fourth Quarter 2005	2005
Sources
Total Subsidiary Distributions(1)	$354	$993
Proceeds from Asset Sales, Net	—	2
Refinancing Proceeds, Net	—	—
Increased Revolver Commitments	—	200
Issuance of Common Stock, Net	6	26
Total Returns of Capital Distributions and Project Financing Proceeds	5	57
Beginning Liquidity(1)	436	643
Total Sources	$801	$1,921

Uses
Repayments of Debt(2)	$(2)	$(259)
Investments in Subsidiaries, Net	(80)	(233)
Cash for Development, Selling, General and Administrative and Taxes	(42)	(165)
Cash Payments for Interest	(135)	(426)
Other, Net	82	(214)
Ending Liquidity(1)	(624)	(624)
Total Uses	$(801)	$(1,921)

(1)          Non-GAAP financial measure. See Appendix.

(2)          Includes payments for notes related to Directors’ & Officers’ Insurance.

Fourth Quarter Reconciliation of

Changes to Debt Balances

($ Millions)

Debt Reconciliation
Parent Debt (Including Letters of Credit) at 12/31/04	$5,250 (1)

Scheduled Debt Maturities:	(142)

Discretionary Debt Repayments:
Prepayment of Debt	(112)

Other	180 (2)

Parent Debt (Including Letters of Credit) at 12/31/05	$5,176

Less: Letters of Credit Outstanding at 12/31/05	(294)

Parent Debt (Excluding Letters of Credit) at 12/31/05	$4,882

(1)          Amount reflects recourse debt of $5,152 million and $98 million of letters of credit under the parent revolver. Revolver availability at 12/31/05 was $356 million.

(2)          Other includes $196 million increase in letters of credit and $18 million decrease due to foreign currency changes.

Fourth Quarter 2005

Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated

Net Cash from Operating Activities	$840	$213	$(354)	$699

Maintenance Capital Expenditures	(98)	(24)	—	(122)
Growth Capital Expenditures	(220)	—	—	(220)
Investment in Subsidiaries	—	(80)	80	—
Returns of Capital from Subsidiaries	—	5	(5)	—
Net Proceeds from Asset Sales	5	—	—	5
Proceeds from the Sale of Emission Allowances	11	—	—	11
Sale of Short Term Investments, Net of Purchases	104	—	—	104
Cash Paid for Acquisitions	—	—	—	—
Increase in Restricted Cash	44	(3)	—	41
Decrease in Debt Service Reserves and Other Assets	(20)	—	—	(20)
Other	25	—	—	25
Net Cash (for) from Investments	(149)	(102)	75	(176)

Financing Proceeds for Growth Capital Expenditures	50	—	—	50
Financing Proceeds from Other Financings Including Refinancings	328	—	—	328
Equity Proceeds	—	6	—	6
Repayments, Net (Including Refinancings)	(568)	(2)	—	(570)
Payments for Financing Costs	(11)	—	—	(11)
Equity Contributions by Parent	80	—	(80)	—
Distributions to Parent	(354)	—	354	—
Returns of Capital to Parent	(5)	—	5	—
Other	(80)	—	—	(80)
Net Cash (for) from Financing	(560)	4	279	(277)

Increase (Decrease) in Cash & Cash Equivalents	131	115	—	246
Effect of FX	(18)	(2)	—	(20)
Beginning Cash & Cash Equivalents Balance	1,009	155	—	1,164
Ending Cash & Cash Equivalents Balance	$1,122	$268	$—	$1,390

(1)                                  Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

2005

Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated

Net Cash from Operating Activities	$2,737	$421	$(993)	$2,165

Maintenance Capital Expenditures	(595)	(36)	—	(631)
Growth Capital Expenditures	(512)	—	—	(512)
Investment in Subsidiaries	—	(148)	148	—
Returns of Capital from Subsidiaries	—	57	(57)	—
Net Proceeds from Asset Sales	24	2	—	26
Proceeds from the Sale of Emission Allowances	41	—	—	41
Sale of Short Term Investments, Net of Purchases	152	—	—	152
Cash Paid for Acquisitions	—	(85)	—	(85)
Increase in Restricted Cash	61	(3)	—	58
Decrease in Debt Service Reserves and Other Assets	68	—	—	68
Other	10	—	—	10
Net Cash (for) from Investments	(751)	(213)	91	(873)

Financing Proceeds for Growth Capital Expenditures	215	—	—	215
Financing Proceeds from Other Financings Including Refinancings	1,662	—	—	1,662
Equity Proceeds	—	26	—	26
Repayments, Net (Including Refinancings)	(2,622)	(254)	—	(2,876)
Payments for Financing Costs	(19)	(2)	—	(21)
Equity Contributions by Parent	148	—	(148)	—
Distributions to Parent	(993)	—	993	—
Returns of Capital to Parent	(57)	—	57	—
Other	(201)	—	—	(201)
Net Cash (for) from Financing	(1,867)	(230)	902	(1,195)

Increase (Decrease) in Cash & Cash Equivalents	119	(22)	—	97
Effect of FX	13	(1)	—	12
Beginning Cash & Cash Equivalents Balance	990	291	—	1,281
Ending Cash & Cash Equivalents Balance	$1,122	$268	$—	$1,390

(1)                                  Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

Reconciliation of Subsidiary

Distributions and Parent Liquidity

($ Millions)

	Quarter Ended
Total subsidiary distributions & returns of capital to parent	Dec. 31, 2005	Sept. 30, 2005	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	2005	2004

Subsidiary distributions to parent	$354	$274	$170	$190	$286	$209	$292	$204	$988	$991
Net distributions to/(from) QHCs	—	—	—	5	(9)	12	10	—	5	13
Total subsidiary distributions	354	274	170	195	277	221	302	204	993	1,004

Returns of capital distributions to parent	5	—	37	2	3	110	—	3	44	116
Net returns of capital distributions to/ (from) QHCs	—	—	13	—	—	11	—	—	13	11
Total returns of capital distributions	5	—	50	2	3	121	—	3	57	127

Combined distributions & return of capital received	359	274	220	197	280	342	302	207	1,050	1,131

Less: combined net distributions & returns of capital to/(from) QHCs	—	—	(13)	(5)	9	(23)	(10)	—	(18)	(24)

Total subsidiary distributions & returns of capital to parent	$359	$274	$207	$192	$289	$319	$292	$207	$1,032	$1,107

	Balance as of
Liquidity	Dec. 31, 2005	Sept. 30, 2005	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004

Cash at parent	$262	$146	$145	$256	$287

Availability under revolver	356	281	215	218	352

Cash at QHCs	6	9	19	3	4

Ending liquidity	$624	$436	$379	$477	$643

See following page for further information.

Assumptions

Forecasted financial information is based on certain material assumptions. Such assumptions include, but are not limited to: (a) no unforeseen external events such as wars, depressions, or economic or political disruptions occur; (b) businesses continue to operate in a manner consistent with or better than prior operating performance, including achievement of planned productivity improvements including benefits of global sourcing, and in accordance with the provisions of their relevant contracts or concessions; (c) new business opportunities are available to AES in sufficient quantity so that AES can capture its historical market share or increase its share; (d) no material disruptions or discontinuities occur in GDP, foreign exchange rates, inflation or interest rates during the forecast period; (e) negative factors do not combine to create highly negative low-probability business situations; (f) material business-specific risks as described in the Company’s SEC filings do not occur. In addition, benefits from global sourcing include avoided costs, reduction in capital project costs versus budgetary estimates, and projected savings based on assumed spend volume which may or may not actually be achieved. Also, improvement in certain KPIs such as EFOR and commercial availability may not improve financial performance at all facilities based on commercial terms and conditions. These benefits will not be fully reflected in the Company’s consolidated financial results.

The cash held at qualifying holding companies (QHCs) represents cash sent to subsidiaries of the Company domiciled outside of the U.S. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the parent company. Cash at those subsidiaries was used for investment and related activities outside of the U.S. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the U.S. Since the cash held by these qualifying holding companies is available to the parent, AES uses the combined measure of subsidiary distributions to parent and qualified holding companies as a useful measure of cash available to the parent to meet its international liquidity needs. AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a parent company because of the non-recourse nature of most of AES’s indebtedness.

Definitions of Non-GAAP Measures

•                  Adjusted earnings per share (a non-GAAP financial measure), is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency gains and losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

•                  Free cash flow – Net cash flow from operating activities less maintenance capital expenditures. Maintenance capital expenditures reflect property additions less growth capital expenditures.

•                  Liquidity – Cash at the parent company plus availability under corporate revolver plus cash at qualifying holding companies (QHCs).

•                  Return on invested capital (ROIC) – Net operating profit after tax (NOPAT) divided by average capital. NOPAT is defined as income before tax and minority expense plus interest expense less income taxes less tax benefit on interest expense at effective tax rate. Average capital is defined as the average of beginning and ending total debt plus minority interest plus stockholders’ equity less debt service reserves and other deposits.

•                  Subsidiary Distributions – Cash distributions (primarily dividends and interest income) from subsidiary companies to the parent company and qualified holding companies. These cash flows are the source of cash flow to the parent to meet corporate interest, overhead, cash taxes, and discretionary uses such as recourse debt reductions and corporate investments.

Reconciliation of

Cash Flow Items

Net Cash from Operating Activities – Fourth Quarter and Full Year 2005 ($ Millions)

	Subsidiaries	AES Corp(1)	Eliminations	Consolidated
Fourth Quarter 2005	$840	$213	$(354)	$699
2005	$2,737	$421	$(993)	$2,165

Reconciliation of Free Cash Flow ($ Millions)

	2006 Guidance	2005	2004	Fourth Quarter 2005	Fourth Quarter 2004

Net Cash from Operating Activities	$2,200 to $2,300	$2,165	$1,571	$699	$454
Maintenance Capital Expenditures	(800) to (900)	(631)	(507)	(122)	(144)
Free Cash Flow	$1,300 to $1,500	$1,534	$1,064	$577	$310

(1) Includes activity at qualified holding companies.

Fourth Quarter Calculation of

Return on Invested Capital

($ Millions except percent)

Net Operating Profit After Tax(1)	First Quarter 2004	Second Quarter 2004	Third Quarter 2004	Fourth Quarter 2004	Rolling Twelve Months Fourth Quarter 2004	First Quarter 2005	Second Quarter 2005	Third Quarter 2005	Fourth Quarter 2005	Rolling Twelve Months Fourth Quarter 2005

IBT&MI	$161	$233	$225	$203	$822	$377	$186	$484	$411	$1,458

Reported Interest Expense	511	428	500	493	1,932	467	475	450	504	1,896

Income Tax Expense(2)	(301)	(45)	(396)	(507)	(1,203)	(329)	(291)	(276)	(207)	(1,070)

Net Operating Profit After Tax	371	616	329	189	1,551	515	370	658	708	2,284

Effective Tax Rate(3)	44.7%	6.9%	54.7%	72.9%	43.7%	39.0%	44.1%	29.5%	22.6%	31.9%

ROIC(4)					7.7%					11.3%

Total Capital(5)	Fourth Quarter 2003	Fourth Quarter 2004	Fourth Quarter 2005

Total Debt	$19,638	$18,588	$17,706

Minority Interest	995	1,305	1,611

Stockholders’ Equity	(101)	956	1,649

Debt Service Reserves and Other Deposits	(617)	(737)	(611)

Total Capital	$19,915	$20,112	$20,355

Average Capital(6)		$20,014	$20,234

(1)          Net operating profit after tax, a non-GAAP financial measure, is defined as income before tax and minority interest expense (IBT&MI) plus interest expense less income taxes less tax benefit on interest expense at the effective tax rate.

(2)          Income tax expense calculated by multiplying the sum of IBT&MI and reported interest expense for the period by the effective tax rate for the period.

(3)          Effective tax rate calculated by dividing reported income tax expense for the period by IBT&MI for the period.

(4)          Return on invested capital (ROIC), a non-GAAP financial measure, is defined as net operating profit after tax divided by average capital calculated over rolling 12 month basis.

(5)          Total capital, a non-GAAP financial measure, is defined as total debt plus minority interest plus stockholders’ equity less debt service reserves.

(6)          Average capital is defined as the average of beginning and ending total capital over the last 12 months.